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                                                                     EXHIBIT 21



   SUBSIDIARIES OF THE REGISTRANT

   Medaphis Corporation owns 100% of the capital stock of each of the following corporations:

   (i)     Healthcare Recoveries, Inc., a Delaware corporation;

   (ii)    Medaphis Physician Services Corporation, a Georgia corporation;

   (iii)   Gottlieb's Financial Services, Inc., a Georgia corporation;

   (iv)    Medical Management Sciences, Inc., a Maryland corporation;

   (v)     Medaphis Services Corporation, a Georgia corporation;

   (vi)    Medaphis Services Holding Corporation, a Georgia corporation;

   (vii) Medaphis Healthcare Information Technology Company, a Georgia corporation;

   (viii)  Automation Atwork, a California corporation;

   (ix)    Consort Technologies, Inc., a Georgia corporation;

   (x)     Health Data Sciences Corporation, a Delaware corporation;

   (xi)    Imonics Corporation, a Georgia corporation;

   (xii)   Rapid Systems Solutions, Inc., a Maryland corporation; and

   (xiii)  BSG Corporation, a Delaware corporation.

   Medaphis Physician Services Corporation owns 100% of the capital stock of Medaphis Information Processing Corporation, a Georgia corporation.

   Medaphis Services Corporation owns 100% of the capital stock of each of the following corporations:


   (i)     ARTRAC Corporation, a Georgia corporation;

   (ii)    AssetCare, Inc., a Georgia corporation;

   (iii)   National Healthcare Technologies, Inc., an Indiana corporation;
           and

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   (iv)   Central Healthcare Services, Inc., a Georgia corporation.

   ARTRAC Corporation owns 100% of the capital stock of ARTRAC Healthcare Resources, Inc., a Georgia corporation.

   AssetCare, Inc. owns 100% of Amerikids, a California corporation.

   Central Healthcare Services, Inc. owns 100% of the capital stock of Shure Communications and Technologies, Inc., a Texas corporation.

   Health Data Sciences Corporation owns 100% of the capital stock of Health Data Sciences, Limited, a foreign subsidiary formed in Canada.

   Imonics Corporation owns 100% of the capital stock of Imonics GmbH and 50% of the capital stock of Bertelsmann Imonics GmbH & Co. KG, both of which are foreign subsidiaries formed in Germany.

   BSG Corporation owns 100% of the capital stock of BSG Alliance/IT, Inc., a Delaware corporation and BSG Capital, Inc., a Delaware corporation.

   BSG Alliance/IT, Inc. owns 100% of the capital stock of SageComm International Limited, a foreign subsidiary formed in the U.K.

   BSG Capital, Inc. owns 51% of the capital stock of alliance/IT L.L.C., a Delaware Limited Liability Company.

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